EXHIBIT 10.37


                          TERMINATION AND RELEASE AGREEMENT

This Agreement, effective the 5th day of March, 2001 (the "Effective Date"), by and between

HemaSure Inc. ("HemaSure"), a Delaware corporation having a principal place of business at 140 Locke Drive, Marlborough, MA 01752 and

Gambro, Inc. (formerly known as COBE Laboratories, Inc.), a Colorado corporation, and its wholly owned subsidiary, Gambro BCT, Inc. (formerly known as COBE BCT, Inc.), a Colorado corporation having a principal place of business at 10811 W. Collins Avenue, Lakewood, CO 80215 (together referred to herein as "Gambro"), which entities are herein referred to as the "Party(ies)" (in singular or plural as the context requires), is as follows:


I.          Recitals


1.1 HemaSure and Gambro, Inc. entered into an Amended and Restated Exclusive Distribution Agreement (the "Distribution Agreement") dated as of May 3, 1999; and HemaSure and Gambro BCT, Inc. are parties to agreements dated November 12, 1997, and December 24, 1997 (together, the "Confidentiality Agreements").

1.2 The Parties wish to terminate the Distribution Agreement and their respective obligations thereunder except as set forth herein, but wish to reaffirm their obligations under the Confidentiality Agreements.


1.3 The Parties are willing to grant to each other certain releases without admitting or asserting any fault with respect to the Distribution Agreement and its termination.

NOW, THEREFORE, in consideration of the mutual covenants and commitments set out herein, each of the Parties agrees to be legally bound as follows:


      II.   Termination of Distribution Agreement


      2.1 Gambro and HemaSure agree that the Distribution Agreement shall be deemed to have been terminated effective November 21, 2000, and that neither HemaSure nor Gambro has any further duties thereunder except those warranty and indemnification obligations as described in Sections 2.8, 2.9, 3.10 (other than with respect to any loss or claim arising out of the Pall Litigation), 3.11 (but only with respect to any Products (as defined in the Distribution Agreement) sold by Gambro on or prior to September 30, 2001) and 3.12 of the Distribution Agreement, each of which shall survive termination of the Distribution Agreement.


      2.2 In light of the mutual termination of the Distribution Agreement, HemaSure specifically withdraws its demand for mediation or arbitration of any issues relating to the Distribution Agreement.





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2.3   Each  of the  Parties  (i)  reaffirms  its  obligations  to  maintain  the confidentiality of the other Party's confidential information and agrees to continue to be bound by the terms of the Confidentiality Agreements,
      (ii) agrees to indemnify the other Party against any damages, prejudice or
      adverse   effect   arising  in  or  resulting   from  any  breach  of  the
      Confidentiality Agreements, whether occurring prior to, on, or subsequent to the Effective Date, and (iii) agrees to maintain and keep confidential the existence and terms of this Agreement and all information furnished to either Party by the other Party in connection with the negotiation of this Agreement unless and until the other Party consents to the content and method of such disclosure, which such consent shall not be unreasonably withheld. The Parties' confidentiality obligations shall not apply to any disclosure required by law or governmental regulation, by discovery requests in litigation subject to appropriate protective orders, or by order of a court having adequate jurisdiction over the Parties.




      III.  Release and Indemnification


3.1 Each of the Parties, for itself and its Affiliates, their respective officers, directors, and employees as well as their agents and contractors (in the aggregate, "Releasors"), does hereby release and forever waive and discharge, all and any manner of actions, causes of action, suits, debts, claims or demands of whatever nature, including actions at law or equity or criminal actions, which Releasors now have or ever may have against the other Party, its Affiliates, their respective officers, directors, and employees as well as their agents and contractors (in the aggregate, "Releasees") arising from or relating to the Distribution Agreement, the Parties' obligations under the Distribution Agreement or the termination of the Distribution Agreement except as identified in sections 2.1 and 2.3 above and section 3.2 below; and the Releasors agree to hold the Releasees harmless against any such claims. "Affiliate" is intended to include any entity which a Party owns or controls, which owns or controls a Party, or which is under common ownership or control with a Party.

3.2 Gambro will indemnify HemaSure against any damages (excluding those costs for which HemaSure is responsible pursuant to section 4.2 below), prejudice or adverse effect arising in or resulting from the patent infringement litigation with Pall Corporation (Civil Action No. 99-M-675 (consolidated for all purposes with 00-M-1412) in the United States District Court for the District of Colorado; and Civil Action No. CV-99-2350 in the United States District Court for the Eastern District of New York (together, the "Pall Litigation")) to the extent such damages, prejudice or adverse effect were caused by Gambro's settlement of claims by and against Gambro in such litigation without HemaSure's consent. Upon the execution of an agreement by any entity that acquires HemaSure or substantially all of its securities or assets, whereby such entity agrees to be bound by the terms of this Agreement, including the releases and indemnifications granted by HemaSure herein, Gambro will extend to such entity the indemnifications it has granted herein to HemaSure.

3.3   HemaSure  hereby   releases   Gambro  from  any  liability  arising out of
      Gambro's   contractual   agreements  with  Pall   Corporation   except  as
      specifically identified in section 3.2 above.





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IV.   Consideration
      -------------

4.1 As additional consideration for the releases and indemnifications set forth herein, for HemaSure's inventory of products bearing Gambro's company name, and by way of complete resolution of all issues now outstanding between Gambro and HemaSure, Gambro agrees to return to HemaSure One Million Eleven Thousand Six Hundred Ninety Two (1,011,692) shares of HemaSure common stock. Upon receipt of instructions from HemaSure or its transfer agent, Gambro will deliver share certificates in its possession evidencing at least the total number of shares to be returned and HemaSure will cause a new share certificate to be issued evidencing Gambro's remaining balance of HemaSure common stock.

4.2 HemaSure agrees to accept the shares specified in section 4.1 as full consideration for the items enumerated in section 4.1 and to bear any inventory scrap costs, sales and marketing costs, litigation costs (other than such litigation costs as may constitute damages under sections 2.1 and 3.2 above; provided, however, that the parties hereby agree and acknowledge that the mere fact that HemaSure may have to bear the litigation costs associated with the Pall Litigation as a result of Gambro having settled its dispute with Pall Corporation will not, without some other wrongful action having been taken by Gambro, provide a basis for an indemnification claim under section 2.1 or section 3.2 of this Agreement), as well as any other actual costs which HemaSure may allege arise from the termination of the Distribution Agreement.

      4.3 Neither the payment nor the acceptance of the recited consideration shall be construed as an admission or accusation of liability by any party, this Agreement and the releases herein being entered into for the purpose of obviating the need for costly and lengthy litigation or other dispute resolution proceedings.



V.    Future Relationships
      --------------------

5.1 Hemasure represents that following the return of the shares identified in section 4.1 above, so long as Gambro continues to beneficially own no less than fifteen percent (15%) of the issued and outstanding shares of HemaSure's equity securities, Gambro shall be entitled to proportionate representation on HemaSure Board of Directors, provided, that such proportionate representation shall in no event entitle Gambro to nominate less than one director (assuming the 15% threshold is met) nor entitle Gambro to nominate more than two directors. If at any time there is a vacancy with respect to one or both of the directors nominated by Gambro, Gambro shall, within five (5) business days of such vacancy, nominate or appoint one or two directors, as the case may be, to fill such vacancy or otherwise lose its rights set forth herein. Notwithstanding the foregoing, Gambro hereby waives any and all rights to nominate or appoint directors, including such rights granted to it under this Agreement or under the Stockholders' Agreement, until the Sale (as defined in Section VI below) has been consummated or until June 30, 2001, whichever is earlier.

      5.2 HemaSure acknowledges that nothing in this Agreement will preclude Gambro's purchasing at fair market value, or would require Gambro to purchase at any price, any HemaSure products at any future time.



VII.  General Provisions
      ------------------







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6.1   The terms of this Agreement may not be amended except in writing duly executed with at least the same formality and authorization as the instant document.

6.2 This Agreement shall be governed by, and construed and enforced in accordance with, and any arbitration hereunder shall apply, the laws of the State of New York, without regard to its principles of conflict of laws.

6.3 If any dispute, difference or question shall arise at any time after the Effective Date between the Parties in respect of or in connection with this Agreement, the Parties agree to make a good faith attempt to negotiate an amicable resolution to any and all such disputes. If any dispute is not resolved by the Parties within thirty (30) days after delivery of written notice thereof from a Party to the other Parties involved with such dispute, prior to commencing a cause of action in any court of law, the Parties shall submit the dispute to non-binding mediation in the county where the non-complaining Party has its principal place of business. The Parties shall use their best efforts to schedule mediation within thirty (30) days from the date on which the dispute is submitted to mediation. If the parties in good faith do not settle the dispute through mediation, any party may file an action in any court of adequate jurisdiction. Each Party shall pay its own attorney fees and expenses, except that the mediator's fees shall be split between the Parties. If a prevailing Party in court is required to initiate proceedings to enforce the award or confirm judgment, the prevailing Party shall be entitled to recover its costs and attorney fees associated with such enforcement action.

6.4 If any provision of this Agreement is held by any court or other authority having jurisdiction to be invalid or unenforceable under the law applicable thereto, the provision shall be deemed modified or deleted to the extent necessary to result in compliance with such applicable legal provision and this Agreement, as so modified or amended, shall continue in full force and effect in all other respects.

6.5 Any waiver by either Party of a breach of any provision of this Agreement or the Confidentiality Agreements shall not be considered as a waiver of any subsequent breach of the same or any other provision.






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      IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be signed by its duly authorized representatives on the dates indicated below, to be effective as of the Effective Date irrespective of the dates of execution.


HEMASURE, INC.                           GAMBRO, INC.


By:   /s/ John F. Mcguire, III           By:   /s/  Kevin M. Smith
    -------------------------------           ------------------------------

Name:  John F. McGuire, III              Name:  Kevin M. Smith

Title: President and Chief Executive             Title:  President
       Officer

Date:                                    Date:
      ---------------------------              ------------------------------

Witness/Attest:                          Witness/Attest:
               --------------------                     --------------------



                                         GAMBRO BCT, INC.


                                         By:  /s/ David B. Perez
                                             --------------------------------

                                         Name:  David B. Perez

                                         Title:  President

                                         Date:
                                              ------------------------

                                         Witness/Attest:
                                                        --------------------